UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 10, 2006

Date of Report (Date of earliest event reported)

NeoRx Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, WA		98119-4114
(Address of principal executive offices)		(Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Market

Item 3.03.              Material Modification to Rights of Security Holders.

The Rights Agreement between NeoRx Corporation and Mellon Investor Services LLC, as Rights Agent, dated as of April 10, 1996, as amended (the “Rights Plan”), and all preferred stock purchase rights (“Rights”) distributed to holders of Company common stock pursuant to the Rights Plan, expired by their respective terms on the close of business on April 10, 2006.  The expiration of the Rights Plan also terminates rights of the holders of the Company’s Series B convertible preferred stock to receive Rights in certain circumstances described in the Rights Plan.

Section 5 – Corporate Governance and Management

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) At a meeting of the Board of Directors held on April 10, 2006, it was agreed that Alan Glassberg, M.D. would not stand for reelection as a Company director at the Annual Meeting of Shareholders to be held on June 16, 2006.  Dr. Glassberg is expected to join the Company in an executive capacity later this year.

Section 8 – Other Events

Item 8.01.              Other Events.

On April 11, 2006, the Company issued a press release announcing that, due to the absence of a quorum, it has adjourned its April 11, 2006 Special Meeting of Shareholders until 9:00 a.m., Pacific Time, on Tuesday, April 25, 2006 to allow common shareholders additional time to vote.   See press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)               Exhibits.

99.1 - Press release dated April 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoRx Corporation

Dated: April 12, 2006	By:	/s/ Susan D. Berland
Name: Susan D. Berland
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 11, 2006